UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2006

APOLLO DRILLING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50834	73-1668122
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3001 Knox Street, Suite 403, Dallas, Texas		75205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 389-9800

SIAM IMPORTS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03            Material Modification to Rights of Security Holders

As a result of an October 16, 2006 reincorporation merger (the “Reincorporation Merger”) pursuant to which Siam Imports, Inc. (“Siam Imports”) merged with and into a newly-formed, wholly owned subsidiary, Apollo Drilling, Inc., a Delaware corporation (“Apollo Drilling”), our legal domicile is now Delaware.

As provided by an Agreement and Plan of Merger, each outstanding share of Siam Imports common stock, par value $0.001 per share (“Siam Common Stock”), was automatically converted into the right to receive seven (7) shares of common stock, par value $0.001 per share, of Apollo Drilling (“Apollo Common Stock”), at the time the Reincorporation Merger became effective.

Prior to the Reincorporation Merger, our corporate affairs were governed by the corporate law of Nevada, and the Siam Imports Articles of Incorporation and Bylaws (the “Nevada Charter and Bylaws”), each of which were adopted under Nevada law. Pursuant to the Agreement and Plan of Merger, and as a result of the consummation of the Reincorporation Merger, the Certificate of Incorporation and the Bylaws of Apollo Drilling in effect immediately prior to the consummation of the Reincorporation Merger (the “Delaware Charter and Bylaws”) became the Certificate of Incorporation and Bylaws of the surviving corporation.

Accordingly, the constituent instruments defining the rights of holders of our common stock will now be the Delaware Charter and Bylaws, which are filed as exhibits to this Form 8-K, rather than the Nevada Charter and Bylaws. Furthermore, as a result of the Reincorporation Merger, Delaware corporate law will generally be applicable in the determination of the rights of our stockholders under state corporate laws.

In addition, as a result of our adoption of the Delaware Charter and Bylaws, our authorized capital stock was changed from 25,000,000 shares of authorized capital stock, all of which are common stock, par value $0.001 per share, to 515,000,000 shares of authorized capital stock, consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with the right conferred upon the Board of Directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to the preferred stock as the Board of Directors may determine from time to time.

Item 5.03            Amendments to Articles of Incorporation or Bylaws

See Item 3.03 of this Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 17, 2006	APOLLO DRILLING, INC.
(Registrant)

	BY:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III Chief Executive Officer